UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
FORM 8-K
CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934
DATE OF REPORT (Date of earliest event reported): December 15, 2009
POWELL INDUSTRIES, INC.
(Exact Name of Registrant as Specified in Its Charter)

Delaware (State or other jurisdiction of incorporation or organization)	001-12488 (Commission File Number)	88-0106100 (I.R.S. Employer Identification Number)

8550 Mosley Drive Houston, Texas (Address of Principal Executive Offices)	77075-1180 (Zip Code)
(713) 944-6900
(Registrant’s Telephone Number, Including Area Code)
N/A
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐     Written communications pursuant to Rule 425 under the Securities Act (17CFR230.425)
☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17CFR240.14a-12)
☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Action (17CFR240.14D-2(b))
☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17CFR240.13e-4(c))

Item 1.01 — Entry into a Material Definitive Agreement
The information contained in Item 2.03 below is hereby incorporated by reference into this Item 1.01.
Item 2.01 — Completion of Acquisition or Disposition of Assets.
Effective December 15, 2009, Powell Industries, Inc., or Powell, acting through certain newly-formed subsidiaries, closed the acquisition of the Canadian business and assets of PowerComm Inc., or PowerComm, and certain of its subsidiaries. The closing of the acquisition of PowerComm’s business and assets operating in Kazakhstan is anticipated to occur upon obtaining regulatory approval from the Kazakhstan government, which is expected to be received on or before March 31, 2010. PowerComm is a provider of electrical and instrumentation construction and maintenance services, as well as a manufacturer of switchgear and related products, primarily serving the oil and gas industry in western Canada. Powell paid $24.2 million ($25.5 million CAD) in cash with a potential subsequent payment of up to $7.6 million ($8.0 million CAD) in cash based on earnings performance through March 31, 2010 and assumed certain liabilities including bank debt, accounts payable and obligations under leases estimated to total approximately $22 million ($23 million CAD). The funds to finance the purchase price were paid from Powell’s existing cash. All funds associated with the Kazakhstan business and assets will be held and released at the closing of the Kazakhstan transaction.
Item 2.03 — Creation of a Direct Financial Obligation
On December 15, 2009, a newly-formed Canadian subsidiary of Powell, or the Borrower, entered into a credit agreement with HSBC Bank Canada, or HSBC. Powell and two other newly-formed Canadian subsidiaries joined the agreement for the purpose of guaranteeing the obligations under the Credit Agreement. Pursuant to the credit agreement, HSBC agreed to make available a revolving credit facility of $20 million CAD, a term facility of $2.5 million CAD, a Mastercard facility of $500,000 CAD, and an electronic funds transfer facility, foreign exchange forward contract facility and foreign exchange daily settlement facility, of $2 million CAD each. Proceeds drawn under the credit facility were used to repay and retire PowerComm’s existing credit facility with HSBC assumed in the acquisition described above.
Indebtedness under the credit facility for Canadian dollar loans and U.S. dollar loans bears interest at the Canadian Prime Rate and the U.S. Base Rate, respectively, as those rates are determined by HSBC from time to time. All amounts outstanding under the credit agreement are required to be repaid by February 29, 2012, provided that scheduled payments on the Term Facility begin on March 31, 2010. The credit facility is secured by a first priority lien on all of the Borrower’s assets.
The credit agreement contains certain restrictive financial covenants applicable to Powell, including the maintenance of financial ratios and minimum net worth requirements. The credit agreement also contains covenants applicable to the Borrower which, among other things, limit the incurrence of additional indebtedness, investments, dividends and other distributions, asset sales and purchases, related party transactions, mergers and consolidations, the ability to terminate or amend material agreements, and other matters customarily restricted in such agreements. The credit agreement contains customary events of default, including payment defaults, breach of representations and warranties, covenant defaults, cross-defaults to certain other indebtedness, certain events of bankruptcy and insolvency, judgment defaults, failure of any guaranty or security document supporting the credit agreement to be in full force and effect, any change of control and material adverse effects.
The foregoing description is qualified in its entirety by reference to the credit agreement, a copy of which is attached hereto as Exhibit 10.2.
Item 8.01 — Other Information.
On December 16, 2009, Powell issued a press release which announced the completion of the acquisition described above. A copy of the release is furnished herewith as Exhibit 99.1. The press release contains references to the financial measure EBITDA, which is not a measure of performance calculated in accordance with United States generally accepted accounting principles, or GAAP. EBITDA represents net income before income taxes, interest, depreciation and amortization. Other companies may define EBITDA differently. EBITDA should not be considered an alternative to income from operations, net income or cash flows. Expected EBITDA represents projected net income before income taxes, interest and depreciation and amortization attributable to the business purchased for an annual period. A reconciliation of expected EBITDA to expected income before interest, income taxes and minority interest, the most directly comparable GAAP financial measure, is contained in the press release attached hereto as Exhibit 99.1. Expected EBITDA is presented as a supplemental financial measure management considers useful in the evaluation of Powell’s anticipated business. Powell believes that it provides additional information regarding the Company’s ability to meet its future debt services, capital expenditures and working capital requirements.
EBITDA is widely used by investors and rating agencies in the valuation, comparison, rating and investment recommendation of companies. EBITDA is also a financial measure that will be reported to Powell’s lenders pursuant to its credit agreement and is used in its financial covenants. EBITDA is also one of the financial metrics used by management (i) as a supplemental internal measure for planning and forecasting overall expectations and for evaluating actual results against such expectations; (ii) to compare to the EBITDA of other companies when evaluating potential acquisitions; and (iii) to assess the Powell’s ability to service existing fixed charges and incur additional indebtedness. Although management has not historically reported EBITDA, expected EBITDA was calculated in connection with the announced pending purchase of assets from the Sellers as part Powell’s evaluation of the purchased businesses and will be used in the calculation of the potential subsequent payment as discussed above.
Any forward-looking statements in the preceding paragraphs of this current report are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Investors are cautioned that such forward-looking statements involve risks and uncertainties in that actual results may differ materially from those projected in the forward-looking statements. In the course of operations, we are subject to certain risk factors, competition and competitive pressures, sensitivity to general economic and industrial conditions, international political and economic risks, availability and price of raw materials and execution of business strategy, and in connection with this transaction, we are subject to certain specific risks such as our ability to successfully integrate the operations of the newly-acquired business into our current operations, the performance of the newly-acquired operations going forward and acquisition approval of the Kazakhstan interest by the Kazakhstan government. For further information, please refer to risk factors identified in the Company’s filings with the Securities and Exchange Commission, copies of which are available from the Company without charge.
Item 9.01 — Financial Statements and Exhibits
(d) — Exhibits.

Exhibit
Number	Description
10.1
Credit Agreement dated as of December 15, 2009, between Powell PowerComm Inc., as Borrower, Powell Industries, Inc., Nextron Limited, PPC Technical Services Inc, as Guarantors, and HSBC Bank Canada, as Lender.

99.1	Press Release dated December 16, 2009

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

POWELL INDUSTRIES, INC.
Date: December 21, 2009	By:	/s/ DON R. MADISON
Don R. Madison
Executive Vice President Chief Financial and Administrative Officer (Principal Accounting and Financial Officer)

Exhibit Index

Exhibit
Number	Description
10.1
Credit Agreement dated as of December 15, 2009, between Powell PowerComm Inc., as Borrower, Powell Industries, Inc., Nextron Limited, PPC Technical Services Inc, as Guarantors, and HSBC Bank Canada, as Lender.

99.1	Press Release dated December 16, 2009

5